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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                           ------------------------


                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): October 1, 2004

                           Century Aluminum Company
            (Exact name of registrant as specified in its charter)


     Delaware                0-27918                        13-3070826
  (State or other      (Commission File Number)           (IRS Employer
  jurisdiction of                                         Identification No.)
   Incorporation)

         2511 Garden Road
         Building A, Suite 200
         Monterey, California                                93940
         (Address of principal executive offices)         (Zip Code)


                                (831) 642-9300
             (Registrant's telephone number, including area code)

                                      N/A
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 8.01  Other Events

                           THE GRAMERCY ACQUISITION

        On October 1, 2004, Century Aluminum Company ("Century") and Noranda Finance Inc. ("Noranda"), through 50/50 joint venture companies, acquired an alumina refinery in Gramercy, Louisiana (the "Gramercy Plant") and related bauxite mining assets in Jamaica (the "Bauxite Assets," together with the Gramercy Plant, the "Gramercy Assets") from Kaiser Aluminum & Chemical Company ("Kaiser"). The Gramercy Assets were acquired pursuant to the terms of an Asset Purchase Agreement, dated May 17, 2004 ("Asset Purchase Agreement"), among Gramercy Alumina LLC, St. Ann Bauxite Limited, Kaiser, and Kaiser Bauxite Company. Gramercy Alumina LLC and St. Ann Bauxite Limited are joint venture companies formed by Century and Noranda to separately acquire the Gramercy Plant and the Bauxite Assets, respectively.

        The purchase price for the Gramercy Assets was $23 million, subject to working capital adjustments. Century paid one-half, or $11.5 million of the unadjusted purchase price, which it funded with available cash. Noranda paid the remaining $11.5 million. Century plans to account for its investment in the Gramercy Assets using the equity method of accounting. Kaiser sold the Gramercy Assets as part of its plan to emerge from Chapter 11 bankruptcy. Following an auction process, the acquisition was approved by the United States Bankruptcy Court for the District of Delaware in July 2004.

Alumina Refining Operations

        The alumina refinery in Gramercy was acquired by Gramercy Alumina LLC ("GAL"), a newly-formed Delaware limited liability company. The Gramercy Plant began operations in 1959 and consists of a production facility, a powerhouse for steam and electricity production, a deep water dock and a barge loading facility. Extensive portions of the Gramercy Plant were rebuilt and modernized between 2000 and 2002.

        The Gramercy Plant currently produces alumina at a capacity rate of approximately 1.2 million metric tons per year, consisting of approximately 80% smelter grade alumina ("SGA") and 20% alumina hydrate, or chemical grade alumina ("CGA"). Annual production during the years ended December 31, 2001, 2002 and 2003 was 0.9 million, 1.2 million, and 1.2 million metric tons, respectively. Production was curtailed in 2001 while the Gramercy Plant was being rebuilt and modernized. Century expects production at the Gramercy Plant to remain at or near capacity for the year ended December 31, 2004 and for the foreseeable future.

        Labor. Prior to the acquisition, the Gramercy Plant employed 149 salaried employees and 352 unionized hourly employees. All of the hourly employees and approximately 90% of the salaried employees were retained by GAL. The joint venture did not hire any Kaiser salaried employees who provided services for other Kaiser operations. Kaiser had provided certain operating level business functions for the Gramercy Plant, including: procurement; shipping; engineering; sales and marketing; human resources; treasury; environmental programs; insurance; information technology and business systems; tax and legal. Following


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the acquisition, Century and Noranda will establish these functions at GAL or provide these functions directly.

        GAL negotiated a new collective bargaining agreement with the United Steelworkers of America that covers all of the represented hourly employees at the Gramercy Plant. The wage, benefit and other terms of that agreement, which expires in September 2005, are substantially identical to the terms of the previous agreement with Kaiser. GAL will establish a defined benefit pension plan and a defined contribution plan for employees of the Gramercy Plant to replace the plans previously provided by Kaiser. Kaiser retained all worker compensation, pension and post-retirement medical obligations related to pre-acquisition operations at the Gramercy Plant.

        Environmental. Prior to acquiring the Gramercy Assets, Century and Noranda performed a due diligence investigation of the environmental conditions at the Gramercy Plant. GAL submitted the results of this investigation to Louisiana state regulatory officials together with an undertaking by GAL to perform certain specified remedial activities at the Gramercy Plant following the acquisition. Based on this submission, and conditioned on completion of the specified remedial activities, state environmental officials confirmed that GAL would meet the conditions for "bona fide prospective purchaser" protection from liability for pre-existing environmental conditions at the Gramercy Plant. Pursuant to the terms of the Asset Purchase Agreement, Kaiser agreed to escrow $2.5 million of the purchase price to reimburse GAL for any expenses incurred in the performance of environmental remediation at the Gramercy Plant. GAL plans to spend approximately $0.3 million in 2005 for environmental remediation at the Gramercy Plant. In connection with the acquisition, GAL posted a $5.5 million bond as security for certain clean-up obligations that would arise under state environmental laws upon the termination of operations at the Gramercy Plant. Based on current information, Century does not believe GAL faces any other contingent environmental liabilities of a material nature in connection with the acquisition of the Gramercy Plant.

        Alumina Sales. Prior to the acquisition, substantially all of the SGA produced at the Gramercy Plant was supplied to Century and to Noranda under formula-priced alumina supply contracts calculated as a percentage of the London Metal Exchange price of primary aluminum. The Gramercy Plant sold its CGA production to third parties. Following the acquisition, GAL will sell SGA to Century and to Noranda under alumina supply contracts based on Gramercy's production costs. All of the CGA is currently sold under existing short-term contracts with approximately 20 third party purchasers. GAL expects to continue CGA production and sales in order to optimize fixed costs. Century does not anticipate that profits or losses from third party sales of CGA will be material.

        Supply Contracts. Bauxite is the principal raw material used in the production of alumina, and natural gas is the principal energy source. The Gramercy Plant purchases all of its bauxite requirements from the affiliated Jamaican bauxite mining operations described below under a contract that expires at the end of 2010 at a price that is fixed through 2005. The Gramercy Plant purchases its natural gas requirements at market prices under short-term agreements with local suppliers.

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Bauxite Mining Operations

        The Bauxite Assets were acquired by St. Ann Bauxite Limited ("SABL"), a newly-established Jamaican limited liability company jointly owned by Century and Noranda. The Bauxite Assets are comprised of: (i) a concession from the Government of Jamaica ("GOJ") to mine bauxite in Jamaica (the "Mining Rights"), and (ii) a 49% interest in a Jamaican partnership that owns certain mining assets in Jamaica (such assets, the "Mining Assets"). The GOJ owns the remaining 51% interest in the partnership.

        Following the acquisition, SABL and the GOJ established a new partnership to hold the Mining Assets and to conduct mining and related operations pursuant to the Mining Rights. The Mining Assets consist primarily of rail facilities, other mobile equipment, dryers, and loading and dock facilities. The age and remaining lives of the Mining Assets vary and they may be repaired or replaced from time to time as part of SABL's ordinary capital expenditure plan. Under the terms of the concession, SABL manages the operations of the new partnership, pays operating costs and is entitled to all of its bauxite production. The GOJ receives: (i) a royalty based on the amount of bauxite mined, (ii) an annual "asset usage fee" for the use of the GOJ's 51% interest in the Mining Assets, and (iii) certain fees for lands owned by the GOJ that are covered by the concession. SABL also pays to the GOJ customary income and other taxes and fees pursuant to an Establishment Agreement with the GOJ that establishes the fiscal regime for SABL through December 2005. A production levy normally applicable to bauxite mined in Jamaica has been waived for SABL through December 2007. If the levy is subsequently assessed on bauxite produced by SABL, the Establishment Agreement provides that certain payments to the GOJ will be reduced and SABL and GOJ will negotiate amendments to SABL's fiscal regime in order to mitigate the effects of the levy.

        Mining Rights.   Under the terms of the GOJ concession, SABL mines the
land covered by the concession and the GOJ retains surface rights and ownership of the land. The GOJ granted the concession and entered into other agreements with SABL for the purpose of ensuring the Gramercy Plant will have sufficient reserves to meet its annual alumina requirements and existing or contemplated future obligations under third party contracts. Under the concession, SABL is entitled to mine 4.5 million dry metric tons ("DMT") of bauxite on specified lands annually through September 30, 2030. The GOJ is required to provide additional land if the land covered by the concession does not contain sufficient levels of commercially exploitable bauxite. SABL is responsible for reclamation of the land that it mines. In addition, SABL assumed reclamation obligations related to prior operations of approximately $9 million.

        During the years ended December 31, 2001, 2002 and 2003, the Bauxite Assets produced 3.6 million, 4.1 million and 3.8 million DMTs of bauxite, respectively. Production for the year ended December 31, 2004 is expected to decrease slightly from 2003 levels due to the temporary curtailment of production following a failure of the bauxite loading facility in October 2004. Provided that existing customers continue to purchase bauxite at previous levels, SABL is expected to produce approximately 4.5 million DMT in 2005 and to fully utilize its annual bauxite entitlement for the foreseeable future.

        Labor. Kaiser employed approximately 589 employees for the Jamaican mining operations all of whom were retained by SABL. The work force is comprised of approximately 139 unionized and non-unionized salaried employees, 333 unionized hourly employees and 117 rotating temporary workers. SABL assumed all of Kaiser's pension and benefit obligations for these employees. SABL is currently negotiating with local unions to enter into new labor contracts that are expected to contain substantially similar terms as recently expired labor contracts.

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        Prior to the acquisition, Kaiser conducted the Jamaican bauxite mining operations as a non-autonomous part of its business. Kaiser funded those operations and provided all non-operating level as well as certain operating level business functions, including: procurement; shipping; engineering; sales and marketing; human resources; treasury; environmental programs; insurance; information technology and business systems; and legal. Following the acquisition, Century and Noranda will establish these functions at SABL or provide these functions directly. SABL did not hire any off-site Kaiser executive personnel.

        Environmental.    Based on current information, Century does not
believe SABL faces any environmental liabilities of a material nature in connection with the acquisition of the Bauxite Assets.

        Bauxite Sales. Prior to the acquisition, Kaiser used approximately 60% of the bauxite produced by the Jamaican bauxite mining partnership to supply the alumina requirements at the Gramercy Plant. The remaining 40% was sold to a third party alumina refinery in Texas. Following the acquisition, SABL will continue to supply the Gramercy Plant's alumina requirements under a long-term fixed price contract. SABL is currently negotiating a renewal of the third party agreement for the sale of the remaining bauxite production. Century does not anticipate that profits or losses from third party sales of bauxite will be material.

        Supply Contracts. SABL has various short-term agreements with third parties for the supply of fuel oil, diesel fuel, container leasing and other locally provided services.

Post-Acquisition Operation of the Gramercy Assets

        Alumina is the principal raw material used in the production of primary aluminum. Century acquired the Gramercy Assets in order to ensure a stable supply of alumina to its primary aluminum production facilities at acceptable costs and to avoid the risk of significant cost increases if Century were required to replace this source of supply in the current high priced and volatile spot alumina market.

        Prior to the acquisition, the Gramercy Assets were operated by Kaiser as a non-autonomous part of Kaiser's business. The dominant portion of the revenues from these operations was derived from alumina sales to Century and to Noranda. Following the acquisition, Century will use the Gramercy Assets as a source of alumina for its Hawesville facility. The third party CGA and bauxite sales are incidental and, standing alone, are not significant and will be maintained only to optimize fixed costs. Further, Century and Noranda have assumed certain essential management and business functions previously provided by Kaiser. Accordingly, there is a lack of continuity between pre- and post-acquisition revenue-producing activity and the manner in which essential management and business functions are handled. In addition, Kaiser did not maintain separate financial statements for the operations that comprise the Gramercy Assets. Based on the foregoing, Century believes that disclosure of historical financial information relating to the Gramercy Assets would not be material to an understanding of its future operations.

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                                     ****
        This Current Report on Form 8-K may contain "forward-looking statements" within the meaning of the U.S. federal securities laws. Century has based its forward-looking statements on current expectations and projections about the future; however, these statements are subject to risks, uncertainties and assumptions, any of which could cause Century's actual results to differ materially from those expressed in its forward-looking statements. More information about these risks, uncertainties and assumptions can be found in the risk factors and forward-looking statements cautionary language contained in Century's filings with the Securities and Exchange Commission. Century does not undertake, and specifically disclaims, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date such forward-looking statements are made.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                CENTURY ALUMINUM COMPANY

Date:   December 14, 2004       By:     /s/ Gerald J. Kitchen
                                   --------------------------------
                                Name:  Gerald J. Kitchen
                                Title: Executive Vice President, General
                                       Counsel, Chief Administrative
                                       Officer and Secretary